SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                         AMENDMENT NO. 1 TO

                              FORM 8-K

                           CURRENT REPORT



                Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


            Date of Report  (Date of earliest event reported):
             June 6, 2000            (May 25, 2000)



                           IREX CORPORATION
        (Exact name of registrant as specified in its charter)


                             Pennsylvania
            (State or other jurisdiction of incorporation)



      2-36877                                  23-1712949
(Commission File Number)            (IRS Employer Identification No.)



120 North Lime Street, Lancaster, Pennsylvania                17602
   (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code      (717) 397-3633


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Item 4.  Changes in Registrant's Certifying Accountant

On May 25, 2000, Irex Corporation (the Company) dismissed its independent auditors, Arthur Andersen LLP and appointed Beard &
Company, Inc. as the Company's new independent auditors. The decision to change accountants was recommended by the Audit Committee and approved by the Company's Board of Directors.

Arthur Andersen's reports on the Company's consolidated financial statements for the two fiscal years ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with audits of the two fiscal years ended December 31, 1999 and any subsequent interim period preceding the date hereof, there were no disagreements or reportable events between the Company and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make a reference to the subject matter of the disagreements or reportable events in connection with their reports.

Effective May 25, 2000, the Company engaged Beard & Company as its independent auditors. During the two most recent fiscal years and the subsequent interim period to the date hereof, the Company did not consult with Beard & Company regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

16.1 Letter of concurrence from Arthur Andersen LLP regarding change in certifying accountant.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      IREX CORPORATION



Date: June 6, 2000                              /s/B. C. Werner
                                                  Controller
                                         (Principal Accounting Officer)

Exhibit Index

16.1 Letter of concurrence from Arthur Andersen LLP regarding change in certifying accountant.